     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2002
                                                REGISTRATION NO. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SAFEWAY INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware             5918 Stoneridge Mall Road            94-3019135
(State or other jurisdiction     Pleasanton, California 94588    (I.R.S. Employer
     of incorporation or                                       Identification No.)
        organization)           (Address, including Zip
                                   Code, of Principal
                                   Executive Offices)

                              --------------------

                             THE 2002 RESTATEMENT OF

                    THE SAFEWAY 401(K) SAVINGS PLAN AND TRUST

                            (Full title of the plan)

                              --------------------
                             Robert A. Gordon, Esq.
                    Senior Vice President and General Counsel
                                  SAFEWAY INC.
                            5918 Stoneridge Mall Road
                          Pleasanton, California 94588
                                 (925) 467-3000
 (Name, Address and Telephone Number, including Area Code, of Agent For Service)

                                   Copies to:
                              Scott R. Haber, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

                              --------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                Proposed
                                             Proposed            Maximum
      Title Of             Amount             Maximum           Aggregate          Amount Of
   Securities To            To Be         Offering Price        Offering         Registration
 Be Registered (1)       Registered        Per Share(2)         Price (2)             Fee
-------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value
-------------------------------------------------------------------------------------------------
The 2002                   700,000            $44.21            $30,947,000        $2,848.00
Restatement of The
Safeway 401(k)
Savings Plan and
Trust
-------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to The 2002 Restatement of The Safeway 401(k) Savings Plan and Trust, described herein.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares registered hereunder (the average ($44.21) of the high ($44.60) and low ($43.81) prices for the Registrant's Common Stock quoted on the New York Stock Exchange on March 27, 2002).

                                       I.
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                      II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        We incorporate by reference the following documents we or The 2002 Restatement of The Safeway 401(k) Savings Plan and Trust (the "Plan") filed with the Commission pursuant to Section 13 of the Exchange Act (Commission file number 1-00041):

        - Safeway's Annual Report on Form 10-K for the fiscal year ended December 29, 2001;

        - The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000;

        - Description of Safeway's common stock contained in its registration statement on Form 8-A filed with the Commission on February 20, 1990, including the amendment on Form 8 dated March 26, 1990; and

        - All documents filed by Safeway or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

        Information that we or the Plan file later with the Commission will automatically update and supersede this information.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation law and Article III,
Section 13 of the Registrant's bylaws, under certain circumstances, provide for the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to
Article III, Section 13 of the Registrant's bylaws.

        In general, any officer, director, employee or agent will be indemnified against expenses, including attorney's fees, fines, settlements or judgments, which were actually and reasonably incurred, in connection with a legal proceeding, other than one brought by or on behalf of the Registrant, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in or not opposed to the Registrant's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action is brought by or on behalf of the Registrant, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interest, but no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of Delaware, or the court in which such action was brought, determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such Court of Chancery or such other court shall deem proper.

        Any indemnification under the previous paragraphs (unless ordered by a court) will be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth above. Such determination will be made (i) by the Registrant's board of directors by a majority vote of a quorum of disinterested directors who were not parties to such actions, (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent that a director, officer, employee or agent of the Registrant is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, he will be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

        Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Registrant as authorized by the Registrant's bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Registrant's board of directors deems appropriate.

        The indemnification and advancement of expenses provided by, or granted pursuant to, Section 13 of the Registrant's bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. If a claim for indemnification or payment of expenses under Section 13 of the Registrant's bylaws is not paid in full within ninety (90) days after a written claim therefor has been received by the Registrant, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Registrant has the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

        The Registrant's board of directors may authorize, by a vote of a majority of a quorum of the Registrant's board of directors, the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of Section 13 of the Registrant's bylaws. The Registrant's board of directors may authorize the Registrant to enter into a contract with any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Registrant's board of directors so determines, greater than those provided for in Section 13 of the Registrant's bylaws.

        The Registrant has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        4.1     The 2002 Restatement of The Safeway 401(k) Savings Plan and
                Trust.

        5.1 The 2002 Restatement of The Safeway 401(k) Savings Plan and Trust Internal Revenue Service Determination letter (see Item 9(d)).

        23.1    Consent of Deloitte & Touche LLP.

        24.1 Power of Attorney (incorporated by reference in the signature page to the Registration Statement).

---------------

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Pursuant to Item 8(b) of Form S-8, in lieu of an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401(a) of the Internal Revenue Code, the undersigned registrant hereby undertakes that it has submitted the Plan and any amendments thereto, and will submit any future amendments, to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 28th day of March 2002.


                                       SAFEWAY INC.

                                       By: /s/ ROBERT A. GORDON
                                           -------------------------------------
                                           Robert A. Gordon
                                           Senior Vice President
                                           and General Counsel

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Gordon with full power of substitution and full power to act without the other, such person's true and lawful attorney-in-fact and agent to act for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2002.

                Signature                                             Title
                ---------                                             -----
/s/ STEVEN A. BURD                               Chairman, President and Chief Executive
------------------------------------------       Officer (Principal Executive Officer)
Steven A. Burd


/s/ VASANT M. PRABHU                             Executive Vice President and Chief Financial
------------------------------------------       Officer (Principal Financial Officer
Vasant M. Prabhu                                 and Principal Accounting Officer)


/s/ JAMES H. GREENE, JR.                         Director
------------------------------------------
James H. Greene, Jr.


/s/ PAUL HAZEN                                   Director
------------------------------------------
Paul Hazen


/s/ HECTOR LEY LOPEZ                             Director
------------------------------------------
Hector Ley Lopez


                                                 Director
------------------------------------------
Robert I. MacDonnell


/s/ PETER A. MAGOWAN                             Director
------------------------------------------
Peter A. Magowan


/s/ GEORGE R. ROBERTS                            Director
------------------------------------------
George R. Roberts

                                                 Director
------------------------------------------
Rebecca A. Stirn


                                                 Director
------------------------------------------
William Y. Tauscher

        Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, the Benefits Plan Committee of Safeway Inc. has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Pleasanton, California on March 28, 2002.


                                       THE 2002 RESTATEMENT OF
                                       THE SAFEWAY 401(K) SAVINGS PLAN AND TRUST


                                       By: /S/ DICK W. GONZALES
                                          --------------------------------------
                                          Name:  Dick W. Gonzales
                                          Title: Benefits Plan Committee
                                                 Chairman

                                       By: /S/ DAVID F. BOND
                                          --------------------------------------
                                          Name:  David F. Bond
                                          Title: Benefits Plan Committee Member

                                       By: /S/ MICHAEL J. BOYLAN
                                          --------------------------------------
                                          Name:  Michael J. Boylan
                                          Title: Benefits Plan Committee Member

                                       By: /S/ GERRI BURRUEL
                                          --------------------------------------
                                          Name:  Gerri Burruel
                                          Title: Benefits Plan Committee Member

                                       By: /S/ MELISSA C. PLAISANCE
                                          --------------------------------------
                                          Name:  Melissa C. Plaisance
                                          Title: Benefits Plan Committee Member

                                       By: /S/ VASANT M. PRABHU
                                          --------------------------------------
                                          Name:  Vasant M. Prabhu
                                          Title: Benefits Plan Committee Member

                                       By: /S/ KARL SCHROEDER
                                          --------------------------------------
                                          Name:  Karl Schroeder
                                          Title: Benefits Plan Committee Member

                                INDEX TO EXHIBITS

        4.1     The 2002 Restatement of The Safeway 401(k) Savings Plan and
                Trust.

        5.1 The 2002 Restatement of The Safeway 401(k) Savings Plan and Trust Internal Revenue Service Determination letter (see Item 9(d)).

        23.1    Consent of Deloitte & Touche LLP.

        24.1 Power of Attorney (incorporated by reference in the signature page to the Registration Statement).